Exhibit 99.1

Great American Group(R)* Announces Third Quarter 2010

Financial Results

Woodland Hills, Calif., (November 15, 2010) – Great American Group, Inc. (OTCBB: GAMR) (“Great American Group” or the “Company”), a leading provider of asset disposition, valuation and appraisal services, today announced financial results for its third quarter ended September 30, 2010.

Third Quarter Results

For the third quarter ended September 30, 2010, the Company reported total revenues of $13.9 million, compared to revenues of $15.0 million in the third quarter of 2009. Revenues from services and fees were $13.5 million, compared to $11.0 million in the same period the prior year. Revenues from sales of goods were $0.4 million, compared to $4.1 million in the third quarter of 2009. The decline in total revenues during the quarter was primarily the result of reduced revenues in the Company’s auction and liquidation segment. This decline resulted from an overall lack of retail liquidation opportunities across the industry as economic conditions for retailers and credit markets improved from the prior year.

“We are disappointed with our results during the third quarter. Although our reported results reflect sequential improvements from the second quarter, we continue to face challenges in the auction and liquidations business environment as economic conditions for retailers and creditors have continued to improve,” said Andrew Gumaer, Chief Executive Officer of Great American Group. “We completed the previously announced review of our operations to reduce operating expenses and streamline operations in September 2010. This resulted in a reduction in employee headcount of approximately 7%, reduction in salaries to our senior executives, and other expense reductions. We believe these measures will result in annual cost savings of approximately $2.2 million, and we would expect to see some of the financial benefits of these cost savings during the fourth quarter of 2010. We have also recently experienced increased activity related to the auction of machinery and equipment, which we believe is a sign our business is beginning to improve.”

Direct costs of services were $2.9 million, compared to $4.8 million a year ago. The decrease in direct costs of services was the result of a decrease in the number of fee and commission engagements in the third quarter of 2010, where the Company contractually bills fees, commissions and reimbursable expenses in the auction and liquidation segment, and a reduction in personnel during the second quarter of 2010 in the valuation and appraisal segment, which resulted in a decrease in salaries and wages in the third quarter of 2010 as compared to 2009. Cost of goods sold was $0.6 million in the third quarter of 2010, compared to $3.9 million in the third quarter of the prior year, primarily as a result of fewer auction engagements where the company sells assets.

Selling, general and administrative expenses were $8.0 million, compared to $7.2 million in the same period a year ago. The increase in selling, general and administrative expenses was primarily attributed to increases in payroll and operating expenses from the ongoing expansion of the Company’s European operations and advertising and promotional expenses. Selling, general and administrative expenses during the third quarter of 2009 included a $2.4 million credit from the deferred compensation plan for the Phantom Equityholders. Excluding this credit, selling, general and administrative expenses were $9.6 million during the third quarter of 2009, which included approximately $2.2 million of accounting, legal and consulting expenses as a result of the Acquisition on July 31, 2009.

Operating income for the third quarter ended September 30, 2010 was $2.4 million, compared to an operating loss of $0.9 million during the third quarter of 2009.

Interest expense during the period declined to $0.8 million from $2.3 million a year ago, primarily as a result of a decrease in interest expense from significantly lower borrowings during the third quarter ended September 30, 2010, as compared to the same period in 2009, when the Company had more retail liquidation engagements. Interest expense during the third quarter of 2010 was primarily comprised of interest expense on the notes payable to the former Great American Members and Phantom Equityholders. Interest expense also reflects the interest rate reduction from 12.0% to 3.75% on $52.4 million of the $55.6 million of notes payable to the former Great American Members and certain Phantom Equityholders that was effective February 1, 2010.

Income from operations before provision for income taxes was $1.3 million during the third quarter ended September 30, 2010, compared to a loss from operations of $3.5 million in the third quarter of 2009.

The Company recorded a provision for income taxes of $0.9 million during the third quarter ended September 30, 2010, compared with a benefit for income taxes of $7.6 million in the same period of 2009. For the third quarter of 2010, the Company generated net income of $0.5 million, or $0.02 per diluted share, compared with net income of $4.0 million in the same period a year ago.

Nine Month Results

For the first nine months of 2010, the Company generated total revenues of $31.1 million, compared to $72.0 million in the same period of 2009. Revenues from services and fees were $26.4 million, compared to $60.8 million a year ago. Sales of goods were $4.7 million, compared to $11.2 million in the first nine months of 2009.

Total operating expenses were $41.7 million for the first nine months of 2010, compared to $48.2 million in 2009. Operating loss was $10.5 million for the first nine months of 2010, compared to operating income of $23.8 million in the same period in 2009. Loss from operations before a benefit for income taxes was $14.1 million for the first nine months of 2010, compared to income from operations of $14.0 million during the first nine months of 2009. The Company recorded a benefit for income taxes of $5.0 million during the first nine months of 2010, compared with a benefit for income taxes of $7.6 million during the same period in 2009. Net loss during the first nine months of 2010 was $9.1 million, or $(0.33) per diluted share, compared with net income of $21.5 million in the same period of 2009.

Financial Position

At September 30, 2010, the Company had $21.0 million in cash and cash equivalents, compared to $38.0 million at December 31, 2009. Working capital was $25.0 million and total long-term debt was $53.9 million at September 30, 2010. During the first nine months of 2010, the Company used $6.9 million in cash from operations.

Promissory Notes

On October 27, 2010 the Company entered into agreements with $51.3 million of the $53.9 million principal amount outstanding of the subordinated, unsecured promissory notes payable to the Great American Members and Phantom Equityholders, whereby the noteholders agreed to allow the Company to defer payment of the interest payments due on each of October 31, 2010, January 31, 2011, and April 30, 2011, until July 31, 2011.

Supplemental Information

During the quarter ended September 30, 2010, the Company generated adjusted earnings before interest, taxes, depreciation and amortization of $3.1 million.

Conference Call

The Company will host a conference call at 4:30 p.m. EST on Monday, November 15, 2010, to discuss results for the third quarter ended September 30, 2010. To participate in the event by telephone, please dial (877) 941-4776 10 minutes prior to the start time (to allow time for registration) and use conference ID #4384586. International callers should dial (480) 629-9762. A digital replay will be available beginning November 15, 2010, at 7:30 p.m. EST, through November 22, 2010, at 11:59 p.m. EST. To access the replay, dial (877) 870-5176 (U.S.), and use passcode 4384586. International callers should dial (858) 384-5517 and enter the same passcode. The call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at www.greatamerican.com. To listen to the live webcast, please visit the site at least 15 minutes prior to the start of the call in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Web site.

About Great American Group, Inc.

Great American Group, Inc. is a leading provider of asset disposition solutions and valuation and appraisal services to a wide range of retail, wholesale and industrial clients, as well as lenders, capital providers, private equity investors and professional service firms. Great American Group has offices in Atlanta, Boston, Chicago, Dallas, London, Los Angeles, New York and San Francisco. For more information, please visit www.greatamerican.com.

*Great American Group and the Eagle Design are trademarks registered in the US Patent and Trademark Office and are exclusive property of Great American Group, Inc.

Forward-Looking Statements

This press release may contain forward-looking statements by Great American Group that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in Great American Group’s filings with the SEC, including, without limitation, the risks described in Great American Group’s proxy statement/prospectus dated July 17, 2009 and filed with the SEC on July 20, 2009, and its Annual Report on Form 10-K for the year ended December 31, 2009 and its subsequent Reports on Form 10-Q and 8-K. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and Great American Group undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including selling, general and administrative expenses, excluding certain charges and Adjusted EBITDA, may be considered non-GAAP financial measures. Great American Group believes this information is useful to investors because it provides a basis for measuring Great American Group’s performance against the prior periods excluding the impact of extraordinary events. In addition, Great American Group’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Great American Group’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Great American Group may not be comparable to similarly titled amounts reported by other companies.

GAMR-F

Investor Contacts:

Great American Group

Phil Ahn, SVP, Strategy & Corporate Development

818-884-3737

Addo Communications

Andrew Blazier

310-829-5400

andrewb@addocommunications.com

or

Press Contact:

Great American Group Laura Wayman

847-444-1400 ext. 312

lwayman@greatamerican.com

(FINANCIAL TABLES FOLLOW)

GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Dollars in thousands, except par value)

	September 30, 2010	December 31, 2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,018	$37,989
Restricted cash	195	459
Accounts receivable, net	2,277	2,628
Advances against customer contracts	806	58
Income taxes receivable	—	1,100
Goods held for sale or auction	13,995	15,014
Note receivable - related party	6,246	—
Deferred income taxes	3,270	8,475
Prepaid expenses and other current assets	894	981

Total current assets	48,701	66,704
Property and equipment, net	1,474	1,411
Goodwill	5,688	5,688
Other intangible assets, net	262	382
Deferred income taxes	13,404	3,238
Other assets	665	1,250

Total assets	$70,194	$78,673

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable and accrued liabilities	$5,534	$9,192
Auction and liquidation proceeds payable	4,021	446
Mandatorily redeemable noncontrolling interests	2,926	2,619
Current portion of long-term debt	1,724	11,123
Note payable	11,705	11,705
Current portion of capital lease obligation	25	25

Total current liabilities	25,935	35,110
Capital lease obligation, net of current portion	51	69
Long-term debt, net of current portion	52,169	44,494

Total liabilities	78,155	79,673

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 135,000,000 shares authorized; 30,559,036 and 30,022,478 issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	4	3
Additional paid-in capital	1,928	(249)
Retained earnings (deficit)	(9,886)	(754)
Accumulated other comprehensive loss	(7)	—

Total stockholders’ equity (deficit)	(7,961)	(1,000)

Total liabilities and stockholders’ equity (deficit)	$70,194	$78,673

GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Services and fees	$13,499	$10,980	$26,408	$60,767
Sale of goods	359	4,056	4,732	11,197

Total revenues	13,858	15,036	31,140	71,964

Operating expenses:
Direct cost of services	2,852	4,792	10,938	12,540
Cost of goods sold	561	3,851	6,098	9,553
Selling, general and administrative expenses	8,018	7,246	24,617	26,084

Total operating expenses	11,431	15,889	41,653	48,177

Operating income (loss)	2,427	(853)	(10,513)	23,787
Other income (expense):
Other income (expense)	(401)	(341)	(1,268)	(580)
Interest income	157	12	334	20
Interest expense	(848)	(2,328)	(2,640)	(9,272)

Income (loss) from continuing operations before benefit for income taxes	1,335	(3,510)	(14,087)	13,955
(Provision) benefit for income taxes	(880)	7,610	4,955	7,610

Income (loss) from continuing operations	455	4,100	(9,132)	21,565
Loss from discontinued operations	—	(67)	—	(67)

Net income (loss)	$455	$4,033	(9,132)	21,498

Weighted average basic shares outstanding	28,160,667	22,088,614	28,020,733	14,445,101
Weighted average diluted shares outstanding	29,129,099	23,472,774	28,020,733	14,906,487
Basic earnings (loss) per share	$0.02	$0.18	(0.33)	1.49
Diluted earnings (loss) per share	$0.02	$0.17	(0.33)	1.44

PRO FORMA COMPUTATION RELATED TO CONVERSION TO C CORPORATION FOR INCOME TAX PURPOSES (unaudited):
Historical (loss) income from operations before income taxes		$(3,510)		$13,955
Pro forma benefit (provision) for income taxes		1,383		(5,498)

Pro forma income (loss) from continuing operations		(2,127)		8,457
Pro forma loss from discontinued operations, net of tax		(41)		(41)

Pro forma net (loss) income		$(2,168)		$8,416

Pro forma weighted average basic shares outstanding		22,088,614		14,445,101
Pro forma weighted average diluted shares outstanding		22,088,614		14,906,487
Pro forma basic (loss) earnings per share		$(0.10)		$0.58
Pro forma diluted (loss) earnings per share		$(0.10)		$0.56

GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$(9,132)	$21,498
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	580	465
Provision (recoveries) of doubtful accounts	45	(24)
Impairment of goods held for sale or auction	1,308	67
Share-based payments	3,430	1,543
Effect of foreign currency on operations	(6)	—
Non-cash interest	(316)	9
Loss on disposal of assets	3	15
Deferred income taxes	(4,961)	(7,610)
Income allocated to mandatorily redeemable noncontrolling interests	1,174	1,311
Change in operating assets and liabilities:
Accounts receivable and advances against customer contracts	(442)	5,140
Income taxes receivable	1,100	—
Goods held for sale or auction	(289)	2,325
Prepaid expenses and other assets	672	(2,159)
Accounts payable and accrued expenses	(3,658)	(3,237)
Auction and liquidation proceeds payable	3,575	1,658
Accrued compensation plans	—	4,005

Net cash provided by (used in) operating activities	(6,917)	25,006

Cash flows from investing activities:
Purchases of property and equipment	(526)	(666)
Increase in note receivable - related party	(5,930)	—
Decrease (increase) in restricted cash	264	(21,303)

Net cash used in investing activities	(6,192)	(21,969)

Cash flows from financing activities:
Payment of note payable	(1,724)	(4,383)
Repayments of long-term debt	—	(4,086)
Repayments of capital lease obligations	(18)	(134)
Payment of employment taxes on vesting of restricted stock	(1,132)	—
Proceeds from reverse merger dated July 31, 2009	—	70,409
Distributions to stockholders	—	(33,853)
Distribution to noncontrolling interests	(987)	(1,116)

Net cash provided by (used in) financing activities	(3,861)	26,837

Increase (decrease) in cash and cash equivalents	(16,970)	29,874
Effect of foreign currency on cash	(1)	—

Net increase (decrease) in cash and cash equivalents	(16,971)	29,874
Cash and cash equivalents, beginning of period	37,989	16,965

Cash and cash equivalents, end of period	$21,018	$46,839

Supplemental disclosures:
Interest paid	$3,134	$6,654

Supplemental disclosures of noncash investing and financing activities
Deferred compensation arrangements	$—	1,022
Issuance of notes payable from reverse merger dated July 31, 2009	—	60,000

GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

Segment Financial Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Auction and Liquidation reportable segment:
Revenues - Services and fees	$8,563	$5,772	$10,957	$44,424
Revenues - Sale of goods	359	4,056	4,732	11,197

Total revenues	8,922	9,828	15,689	55,621
Direct cost of services	(680)	(2,381)	(4,200)	(5,778)
Cost of goods sold	(561)	(3,851)	(6,098)	(9,553)
Selling, general, and administrative expenses	(2,083)	(1,549)	(5,678)	(3,747)
Depreciation and amortization	(32)	(20)	(85)	(51)

Segment income	5,566	2,027	(372)	36,492

Valuation and Appraisal reportable segment:
Revenues	4,936	5,208	15,451	16,343
Direct cost of revenues	(2,172)	(2,411)	(6,738)	(6,762)
Selling, general, and administrative expenses	(1,893)	(1,957)	(6,324)	(5,962)
Depreciation and amortization	(39)	(46)	(125)	(118)

Segment income	832	794	2,264	3,501

Consolidated operating income from reportable segments	6,398	2,821	1,892	39,993
Corporate and other expenses	(3,971)	(3,674)	(12,405)	(16,206)
Interest income	157	12	334	20
Other income (expense)	(401)	(341)	(1,268)	(580)
Interest expense	(848)	(2,328)	(2,640)	(9,272)

Income (loss) from continuing operations before benefit for income taxes	1,335	(3,510)	(14,087)	13,955
(Provision) Benefit for income taxes	(880)	7,610	4,955	7,610

Income (loss) from continuing operations	455	4,100	(9,132)	21,565
Loss from discontinued operations	—	(67)	—	(67)

Net income (loss)	$455	$4,033	$(9,132)	$21,498

Capital expenditures:
Auction and Liquidation segment	$155	$239	$510	$381
Valuation and Appraisal segment	—	154	15	285

Total	$155	$393	$525	$666

GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

Adjusted Earnings Before Interest, Taxes, Depreciation And Amortization

(Unaudited Adjusted EBITDA)

(Dollars in thousands)

	Three Months Ended September 30,
	2010	2009
Adjusted EBITDA Reconciliation:

Net income as reported	$455	$4,033
Adjustments:
Provision for income taxes	880	(7,610)
Interest expense	848	2,328
Interest income	(157)	(12)
Depreciation and amortization	204	171
Share based compensation	932	100
Deferred compensation - Phantom stock plan	—	(2,428)

Total EBITDA Adjustments	2,707	(7,451)

Adjusted EBITDA	$3,162	$(3,418)

	Nine Months Ended September 30,
	2010	2009
Adjusted EBITDA Reconciliation:

Net income (loss) as reported	$(9,132)	$21,498
Adjustments:
Benefit for income taxes	(4,955)	(7,610)
Interest expense	2,640	9,272
Interest income	(334)	(20)
Depreciation and amortization	580	465
Share based compensation	3,430	1,543
Deferred compensation - Phantom stock plan	—	4,005

Total EBITDA Adjustments	1,361	7,655

Adjusted EBITDA	$(7,771)	$29,153

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